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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF l934

DexCom, Inc. (Exact Name of Registrant as Specified in Its Charter)
Delaware (State of Incorporation or Organization)	33-0857544 (IRS Employer Identification No.)
5555 Oberlin Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

        Securities Act registration statement file number to which this form relates: 333-122454.

        Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
None

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of Class)

Rights to Purchase Series A Junior Participating Preferred Stock of the Registrant
(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        A description of the common stock, par value $0.001 per share (the "Common Stock"), and the preferred stock purchase rights issued pursuant to the Rights Agreement (the "Rights," and together with the Common Stock, the "Securities") of DexCom, Inc. (the "Registrant") will be contained in a prospectus, constituting part of the Registrant's Registration Statement, as amended, on Form S-1 (File No. 333-122454) (the "Form S-1") relating to the Securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the "Prospectus"). The description of the Securities contained in the Prospectus under the heading "Description of Capital Stock" is hereby incorporated by reference into this Form 8-A.

Item 2. Exhibits.

        The following exhibits are incorporated herein by reference:

Exhibit	Description
3.01	Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 of the Form S-1).
3.02	Registrant's Certificate of Amendment of Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 of the Form S-1).
3.03	Registrant's Restated Certificate of Incorporation (to be filed upon the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.03 of the Form S-1).
3.04	Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.04 of the Form S-1).
3.05	Registrant's Restated Bylaws (to be adopted upon the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.05 of the Form S-1).
4.01	Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 of the Form S-1).
4.02	Second Amended and Restated Investors' Rights Agreement, dated December 30, 2004 (incorporated by reference to Exhibit 4.02 of the Form S-1).
4.03
Form of Rights Agreement between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibits A, B and C, respectively (to be effective immediately after the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 4.03 of the Form S-1).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 25, 2005	DEXCOM, INC.
	By:	/s/ ANDREW P. RASDAL Andrew P. Rasdal President & Chief Executive Officer

Index to Exhibits

		Incorporated by Reference
Exhibit	Description	Form	Date	Number
3.01	Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 of the Form S-1).	S-1	February 1, 2005	3.01
3.02	Registrant's Certificate of Amendment of Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.02 of the Form S-1).	S-1/A	March 24, 2005	3.02
3.03	Registrant's Restated Certificate of Incorporation (to be filed upon the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.03 of the Form S-1).	S-1/A	March 3, 2005	3.03
3.04	Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.04 of the Form S-1).	S-1	February 1, 2005	3.04
3.05	Registrant's Restated Bylaws (to be adopted upon the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 3.05 of the Form S-1).	S-1/A	March 3, 2005	3.05
4.01	Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 of the Form S-1).	S-1/A	March 24, 2005	4.01
4.02	Second Amended and Restated Investors' Rights Agreement, dated December 30, 2004 (incorporated by reference to Exhibit 4.02 of the Form S-1).	S-1	February 1, 2005	4.02
4.03	Form of Rights Agreement between DexCom, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designations of Series A Junior Participating Preferred Stock, Summary of Stock Purchase Rights and Forms of Right Certificate attached thereto as Exhibits A, B and C, respectively (to be effective immediately after the closing of the offering covered by the Form S-1) (incorporated by reference to Exhibit 4.03 of the Form S-1).	S-1/A	March 24, 2005	4.03

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SIGNATURE
Index to Exhibits